--------------------------------------------------------------------------------


                                  THIRTY-FIRST

                             SUPPLEMENTAL INDENTURE

                                -----------------

                           MIDAMERICAN ENERGY COMPANY

                                       TO

                          HARRIS TRUST AND SAVINGS BANK

                                       AND

                                    C. POTTER

                                    TRUSTEES

                            DATED AS OF JULY 1, 1995

                                -----------------

              ASSUMING PAYMENT OF OUTSTANDING FIRST MORTGAGE BONDS
                     AND PERFORMANCE OF INDENTURE COVENANTS
                          AND CONFIRMING MORTGAGE LIEN

                                -----------------

                   SUPPLEMENTAL TO GENERAL MORTGAGE INDENTURE
                                AND DEED OF TRUST
                            DATED AS OF MARCH 1, 1947
                                       OF
                     IOWA-ILLINOIS GAS AND ELECTRIC COMPANY

--------------------------------------------------------------------------------

     THIS THIRTY FIRST SUPPLEMENTAL INDENTURE, dated as of July 1, 1995, between MidAmerican Energy Company, 666 Grand Avenue, Des Moines 50306, a corporation duly organized and existing under the laws of the State of Iowa (hereinafter called "MidAmerican"), party of the first part, and Harris Trust and Savings Bank, 111 West Monroe Street, Chicago, Illinois, 60690, a corporation having its principal place of business in Chicago, Illinois (hereinafter called the "Trustee"), and C. Potter of Chicago, Illinois (hereinafter called the "Individual Trustee"), parties of the second part, under the Indenture of Mortgage and Deed of Trust, dated as of March 1, 1947, the second part, under the Indenture of Mortgage and Deed of Trust, dated as of March 1, 1947, (hereinafter called the "Original Indenture") of Iowa-Illinois Gas and Electric Company, a corporation duly organized and existing under the laws of the State of Illinois ("Iowa-Illinois"), as amended and supplemented by Supplemental Indentures dated, respectively, March 1, 1947, October 1, 1949, January 15, 1953, April 15, 1960, May 1, 1961, July 1, 1967, April 1, 1969, August 15, 1969,
September 1, 1970, June 15, 1975, March 15, 1976, January 15, 1977, October 1,
1977, September 1, 1978, July 15, 1979, January 15, 1980, June 15, 1980,
February 15, 1981, October 1, 1981, May 1, 1982, July 1, 1982, February 15,
1984, November 1, 1984, September 1, 1985, September 15, 1986, February 15, 1987, October 1, 1991, May 15, 1992, March 15, 1993 and October 1, 1993 (the
Original Indenture, as so amended and supplemented, being hereinafter called the "Indenture" and such Supplemental Indentures being hereinafter called collectively the "Prior Supplemental Indentures").

     WHEREAS, Iowa-Illinois, Midwest Resources Inc., a corporation duly organized and existing under the laws of the State of Iowa, and Midwest Power Systems Inc., a corporation duly organized and existing under the laws of the State of Iowa, are being merged (hereinafter called the "Merger") with and into MidAmerican contemporaneously herewith.

     WHEREAS, the Indenture requires that MidAmerican enter into a supplemental indenture for the purpose of assuming the due and punctual payment of the principal and interest on all outstanding Bonds secured by the Indenture and the due and punctual performance and observance of all the covenants of the Indenture to be kept and performed by Iowa-Illinois, confirming the Lien of the Indenture on the Trust Estate (as defined in the Indenture) and making the covenant and stipulation hereinafter set forth; and

     WHEREAS, all acts and things necessary to make this Thirty-first Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms for the purposes herein expressed have been done and performed, and the execution and delivery of this Thirty-first Supplemental Indenture have been in all respects duly authorized.

     NOW, THEREFORE, in consideration of the premises and in further consideration of the sum of One dollar in lawful money of the United States of America paid to MidAmerican by the Trustee at or before the execution and delivery of this Thirty-first Supplemental Indenture, the receipt whereof is hereby acknowledged, and of other good and valuable considerations, it is agreed by and between MidAmerican and the Trustees as follows:

                                    ARTICLE I

             Assumption of Outstanding Bonds and Indenture Covenants

     SECTION 1. MidAmerican does hereby acknowledge that the Merger is being effected contemporaneously herewith and on such terms as shall fully preserve and in no respect impair the lien or security of the Indenture or any of the rights or powers of the Trustees or the bondholders under the Indenture.

     SECTION 2. MidAmerican does hereby represent that MidAmerican does not have outstanding, nor does it propose to issue in connection with such merger, any obligations secured by a mortgage, pledge or other lien.

     SECTION 3.     In compliance with the requirements of Section 13.01 and
Section 15.01(d) or the Original Indenture, MidAmerican hereby expressly assumes the due and punctual payment of the principal and interest on all bonds secured by the Indenture at the time outstanding according to their tenor, and the due and punctual performance and observance of all the covenants, terms and conditions of the Indenture to be kept and performed by Iowa-Illinois.

                                   ARTICLE II

                                      Grant

     SECTION 1. In compliance with the requirements of subparagraph (a) of the second paragraph of Section 13.02 of the Original Indenture, MidAmerican hereby confirms the prior lien of the Indenture upon the Trust Estate, and hereby expressly subjects to the lien and operation of the Indenture as a first lien, or as a lien subject only to liens affecting the property and franchises of Iowa-Illinois prior to the Merger: (i) all property and franchises which MidAmerican shall hereafter acquire or construct which shall form an integral part of, or be essential to the use or operation of, any property now or hereafter subject to the lien of the Indenture; and (ii) all renewals, replacements and additional property as may be purchased, constructed or otherwise acquired by MidAmerican from and after the date of the Merger to maintain the Trust Estate in good repair, working order and condition as an operating system or systems and to comply with any covenant or condition of the Indenture to be kept or observed by MidAmerican hereafter.

                                    ARTICLE III

                               Additional Covenant

     In accordance with the requirement of subparagraph (b) of the second paragraph of Section 13.02 of the Original Indenture, MidAmerican hereby covenants to keep the Trust Estate, as far as practicable, readily identifiable.

                                   ARTICLE IV

                                   Stipulation

     In accordance with the requirement of subparagraph (b) of the second paragraph of Section 13.02 of the Original Indenture, MidAmerican hereby stipulates that the Trustees shall not be taken impliedly to waive, by accepting or joining in this Thirty-first Supplemental Indenture, any rights they would otherwise have.

                                    ARTICLE V

                                  The Trustees

     SECTION 1. The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Thirty-first Supplemental Indenture or the due execution hereof by MidAmerican, or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by MidAmerican.

     SECTION 2. Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustees by reason of this Thirty-first Supplemental Indenture other than as set forth in the Indenture; and this Thirty-first Supplemental Indenture is executed and accepted on behalf of the Trustees subject to all terms and conditions set forth in the Indenture as fully to all intents as if the same were herein set forth at length.

                                   ARTICLE VI

                            Miscellaneous Provisions

     SECTION 1. Except insofar as herein otherwise expressly provided, all the provisions, definitions, terms and conditions of the Indenture shall be deemed to be incorporated in, and made a part of, this Thirty-first Supplemental Indenture; and the Original Indenture, as supplemented by Prior Supplemental Indentures, is in all respects ratified and confirmed; and the Original Indenture, the Prior Supplemental Indentures and this Thirty-first Supplemental Indenture shall be read, taken and construed as one and the same instrument.

     SECTION 2. Nothing in this Thirty-first Supplemental Indenture is intended, or shall be construed, to give to any person or corporation, other than the parties hereto and the holders of bonds issued and to be issued under and secured by the Indenture any legal or equitable right, remedy or claim under or in respect of this Thirty-first Supplemental Indenture, or under any covenant, condition or provision herein contained, all the covenants, conditions and provisions of this Thirty-first Supplemental Indenture being intended to be, and being, for the sole and exclusive benefit of the parties hereto and of the holders of bonds issued and to be issued under the Indenture and secured hereby.

     SECTION 3. All covenants, stipulations and agreements in this Thirty-first Supplemental Indenture contained by or on behalf of MidAmerican shall bind and inure to the benefit of its successors and assigns, whether so expressed or not.

     SECTION 4. The headings of the several Articles of this Thirty-first Supplemental Indenture are inserted for convenience of reference and shall not be deemed to be a part hereof.

     SECTION 5. This Thirty-first Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, MIDAMERICAN ENERGY COMPANY has caused this Thirty-first Supplemental Indenture to be signed in its name and behalf by its President or one of its Vice Presidents and duly attested by its Secretary or its Assistant Secretary (MidAmerican Energy Company has no seal), and Harris Trust and Savings Bank, as Trustee as aforesaid, has caused this Thirty-first Supplemental Indenture to be signed in its name and behalf by one of its Vice Presidents and its corporate seal to be affixed and duly attested by one of its Assistant Secretaries, and C. Potter, as Individual Trustee as aforesaid, has hereunto affixed her signature and seal, as of the day and year first above written.

                                        MIDAMERICAN ENERGY COMPANY


                                        BY: /S/ L.E. COOPER
                                            ---------------------------------
                                            L.E. Cooper, Group Vice President


Attest:


/s/ P.J. Leighton
----------------------------
P.J. Leighton, Secretary


Signed, acknowledged and
delivered by MidAmerican
Energy Company in the
presence of:


/s/ J.A. Williams
----------------------------
J.A. Williams

/s/ J.J. Chaplin
----------------------------
J.J. Chaplin

                                             HARRIS TRUST AND SAVINGS BANK,
                                             AS TRUSTEE


                                             By: /s/ J. Bartolini
                                                 --------------------
                                                 J. Bartolini, Vice President

[Seal]


Attest:


/s/ F.A. Pierson
-------------------------------------
F.A. Pierson, Assistant Secretary



                                             /s/ C. Potter
                                             --------------------------------
                                             C. Potter, as Individual Trustee


Signed, sealed, acknowledged
and delivered by Harris Trust
and Savings Bank and C. Potter
in the presence of:


/s/ R. Johnson
-------------------
R. Johnson


/s/ K. Lang
-------------------
K. Lang

State of Iowa       )
                              ss.
County of Polk     )

     I, Evonne E. Schaaf, a Notary Public in and for said County in the State aforesaid, do hereby certify that on this 30th day of June, 1995, before me personally appeared L.E. Cooper and P.J. Leighton, to me personally known and known to me to be the same persons whose names are subscribed to the foregoing instrument and who, being by me duly sworn, did say that they are respectively a Group Vice President and the Secretary of MidAmerican Energy Company, an Iowa corporation, one of the corporations described in and which executed the foregoing instrument, and that said instrument was signed on behalf of said corporation by authority of its Board of Directors, and said L.E. Cooper and P.J. Leighton severally acknowledged that they, being thereunto duly authorized, signed and delivered said instrument, and acknowledged the execution thereof to be the free and voluntary act and deed of said corporation by it voluntarily executed, and to be their own free and voluntary act, for the uses and purposes therein set forth.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid the day and year above written.



[Seal]                                  /s/ Evonne E. Schaaf
                                        --------------------------------
                                        Evonne E. Schaaf, Notary Public

State of Illinois        )
                              SS.
County of Cook           )

     I, M. Cody, a Notary Public in and for said County in the State aforesaid, do hereby certify that on this 29th day of June, 1995, before me personally appeared J. Bartolini and F.A. Pierson, to me personally known and known to me to be the same persons whose names are subscribed to the foregoing instrument and who, being by me duly sworn, did say that they are respectively a Vice President and Assistant Secretary of Harris Trust and Savings Bank, an Illinois corporation, one of the corporations described in and which executed the foregoing instrument, and that the seal affixed to the foregoing document is the corporate seal of said corporation and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said J. Bartolini and F.A. Pierson severally acknowledged that they, being thereunto duly authorized, signed, sealed and delivered said instrument, and acknowledged the execution thereof to be the free and voluntary act and deed of said corporation by it voluntarily executed, and to be their own free and voluntary act, for the uses and purposes therein set forth.

     I do hereby further certify that on the aforesaid day before me personally appeared C. Potter, to me personally known and known to me to be the person named in and the same person whose name is subscribed to the foregoing instrument, and acknowledged that she signed, sealed and delivered the same as her free and voluntary act and deed for the uses and purposes therein set forth

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid the day and year above written.


[Seal]                                  /s/ M. Cody
                                        -----------------------
                                        M. Cody, Notary Public